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                                                                   EXHIBIT 99.10
                               VIVENDI UNIVERSAL

                               OFFERS TO EXCHANGE

  0.7535 VIVENDI UNIVERSAL AMERICAN DEPOSITARY SHARES AND $5.00 PER UNIT, PLUS
                        ACCRUED AND UNPAID DISTRIBUTIONS

                                      FOR

                            EACH OF THE OUTSTANDING

             7.50% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS
                               (CUSIP 811850205)

                                       OF

                            THE SEAGRAM COMPANY LTD.

                                      AND

                    SOLICITS CONSENTS TO PROPOSED AMENDMENTS

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THE OFFER, WITHDRAWAL RIGHTS AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON MARCH      , 2001, UNLESS EXTENDED BY VIVENDI UNIVERSAL (SUCH
TIME OR DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). IF YOU DESIRE TO TENDER YOUR UNITS PURSUANT TO THE OFFER, YOU MUST CONSENT TO THE PROPOSED AMENDMENTS. YOU MAY NOT DELIVER CONSENTS WITHOUT TENDERING THE RELATED UNITS AND YOU MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE UNITS TENDERED PURSUANT TO THE OFFER.
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                                                            February      , 2001

To Our Clients:

     Enclosed for your consideration are the prospectus and consent solicitation and a form of letter of transmittal and consent (together with the prospectus and consent solicitation, the "exchange offer") relating to the offer by Vivendi Universal ("Vivendi Universal") to exchange 0.7535 Vivendi Universal American Depositary Shares, each representing one Vivendi Universal ordinary share, nominal value E5.50 per share, and $5.00 in cash plus accrued and unpaid distributions to but not including the payment date, for each outstanding 7.50% Adjustable Conversion-rate Equity Security Unit (the "units") issued by The Seagram Company Ltd. ("Seagram"). Terms used herein and defined in the prospectus and consent solicitation are used herein as so defined.

     In conjunction with the exchange offer, Vivendi Universal is soliciting consents (the "consent solicitation" and, together with the exchange offer, the "offer") from holders of units to proposed amendments to certain of the provisions of the units, the Purchase Contract Agreement, dated as of June 21, 1999, between Seagram and The Bank of New York, as purchase contract agent, as amended by the Supplemental Agreement, dated as of December 8, 2000 entered into by Vivendi Universal (the "purchase contract agreement"), the 7.62% Subordinated Deferrable Notes due June 21, 2004 (the "subordinated notes") issued by Joseph
E. Seagram & Sons, Inc. ("JES") and guaranteed on a subordinated basis as to payment of
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principal and interest by Seagram and the Indenture, dated as of September 15,
1991, among JES, as issuer, Seagram, as guarantor, and The Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated as of June 21, 1999, the Second Supplemental Indenture, dated as of November 15, 2000, and the Third Supplemental Indenture, dated as of January 5, 2001 (as amended, the "indenture"). The proposed amendments, which are described in the prospectus and consent solicitation, would, among other things, eliminate the limitations under the purchase contract agreement on consolidation, merger, conveyance and transfers, eliminate substantially all of the covenants in the indenture other than the covenants requiring payment of interest on and principal of the subordinated notes when due and requiring the maintenance of an office for purposes of making payments on the subordinated notes, eliminate events of default under the indenture relating to defaults on bankruptcy and insolvency, eliminate the limitations in the indenture on consolidation, merger, conveyance and transfers and modify certain repurchase and defeasance provisions in the indenture. No separate payments will be made for consents.

     This material is being forwarded to you as the beneficial owner of units held by us for your account but not registered in your name. The accompanying letter of transmittal and consent is furnished to you for informational purposes only and may not be used by you to tender units or give consents with respect to units held by us for your account. A tender of such units and delivery of consent may be made only by us as the holder and only pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender and deliver a consent with respect to the units held by us for your account.

     We urge you to read carefully the prospectus and consent solicitation and the letter of transmittal and consent before instructing us to tender your units and deliver consents with respect to the units.

     If you wish to have us tender your units and deliver a consent pursuant to the offer, please so instruct us by completing, executing and returning to us the instruction form that appears on the final page of this letter.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your units and deliver the consents on your behalf in accordance with the provisions of the offer.

Your attention is directed to the following:

          1. The exchange offer is for all units that are outstanding.

          2. Holders who desire to tender their units pursuant to the exchange offer are required to consent to the proposed amendments and a tender of such units will be deemed to constitute your consent to the proposed amendments.

          3. If you desire to tender any units pursuant to the exchange offer and receive the exchange offer consideration, we must receive your instructions in ample time to permit us to effect a tender of units and giving of consent with respect to units on your behalf prior to 5:00 p.m., New York City time, on the expiration date. Unless otherwise specified in your instructions, tenders of or consents with respect to all such units will be made on your behalf.

          4. The offer is conditioned upon, among other things, at least a majority of the units being validly tendered and not properly withdrawn pursuant to the offer. If this minimum condition is satisfied, Vivendi Universal will have obtained the consents necessary to adopt the proposed amendments to the units, the purchase contract agreement, the subordinated notes and the indenture and to execute the supplemental agreement and the supplemental indenture.

          5. Any transfer taxes incident to the transfer of units from the tendering holder to Vivendi Universal will be paid by Vivendi Universal, except as provided in the prospectus and consent solicitation and the letter of transmittal and consent.

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                                  INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer and consent solicitation by Vivendi Universal with respect to the 7.50% Adjustable Conversion-rate Equity Security Units.

     THIS WILL INSTRUCT YOU TO TENDER AND GIVE A CONSENT WITH RESPECT TO THE NUMBER OF UNITS HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND CONSENT SOLICITATION AND THE LETTER OF TRANSMITTAL AND CONSENT.

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                                                           NUMBER OF UNITS      NUMBER OF UNITS TO BE
                                                           HELD FOR ACCOUNT    TENDERED AND AS TO WHICH
TYPE                                                         OF HOLDER(S)     CONSENTS ARE TO BE GIVEN*
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
 7.50% Adjustable Conversion-rate Equity Securities Units
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

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* Unless otherwise indicated, the entire number of units indicated in the box entitled "Number of Units Held for Account of Holder(s)" will be tendered. A tendering holder is required to consent to the proposed amendments with respect to all units tendered by such holder, and a tender of units will be deemed to constitute consent of the tendering holder to the proposed amendments in respect of all such tendered units.

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